UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On November 15, 2010, Vertical Computer Systems, Inc. (the “Company”)  filed suit in the Federal District Court for the Eastern District of Texas against Interwoven, Inc. ("Interwoven"), LG Electronics MobileComm U.S.A., Inc., LG Electronics, Inc., Samsung Electronics Co., Ltd. and Samsung Electronics America, Inc. (collectively, the "Defendants").

The Company sued the Defendants for patent infringement claims under United States Patent No. 6,826,744 (“System and Method for Generating Web Sites in an Arbitrary Object Framework”) and United States Patent No. 7,716,629 (“System and Method for Generating Web Sites in an Arbitrary Object Framework”), both of which are owned by the Company.  The Company seeks an award of monetary damages and other relief.

The case is styled Vertical Computer Systems, Inc. v Interwoven, Inc., LG Electronics Mobilecomm U.S.A., Inc., LG Electronics Inc., Samsung Electronics Co., Ltd., Samsung Electronics America, Inc., No. 2:10-cv-490.

Since the date of its November 15th filing against the Defendants, the Company has been served with a lawsuit filed earlier by Interwoven in the United States District Court for the Northern District of California.  That lawsuit is a complaint for declaratory judgment, in which Interwoven is requesting that the court find that no valid and enforceable claim of either of the two patents referenced above has been infringed by Interwoven.

Item 9.01   Financial Statements and Exhibits

(a)           None

(b)           None

(c)           None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL COMPUTER SYSTEMS, INC. (Registrant)

Date: November 23, 2010	By:	/s/ Richard Wade
Richard Wade
President and Chief Executive Officer